UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 20, 2013
Date of Report (Date of earliest event reported)

DAYSTAR TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34052	84-1390053
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

2280 Leckie Road, Suite B
Kelowna, B.C. V1X-6G6 Canada
(Address of Principal Executive Offices) (Zip Code)

(778) 484-5159
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective April 20, 2013, Ruben Dos Reis resigned as a member of the Board of Directors of Daystar Technologies Inc. (the “Company”). There were no disagreements or misunderstandings between Mr. Reis and the Company regarding any matter relating to the Company's operations, policies or practices.

Effective April 20, 2013, Garry Yost resigned as a member of the Board of Directors of Daystar Technologies Inc. (the “Company”). There were no disagreements or misunderstandings between Mr. Yost and the Company regarding any matter relating to the Company's operations, policies or practices.

On April 20, 2013, Daystar Technologies Inc. (the “Company”) announced, via press release, the resignation of John Ng as Chief Financial Officer, effective immediately. There was no disagreement between Mr. Ng and the Company regarding any matter relating to the Company’s operations, policies or practices. Mr. Ng may continue to provide services to the Company as a consultant, on mutually agreeable terms currently being negotiated.

Until such time as the Company hires a new CFO, the Board of Directors has approved Mark Roseborough, CEO of the Company, to act as interim CFO, effective immediately .

The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Daystar Technologies Inc. dated July 8, 2013 regarding the departure of its Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: July 8, 2013	By/s/ L.Mark Roseborough
L. Mark Roseborough
Chief Executive Officer